Exhibit 10.8

OIL AND GAS LEASE
(PAID UP)

AGREEMENT, Made and entered into this 28th day of September, 2011 by Daniel E. Simon and Peggy June Simon, parties of the first part, hereinafter called Lessors, and Restaurant Concepts of America, Inc., party of the second part, hereinafter called Lessee.

WITNESSETH, That the said lessors, for and in consideration of ten and more dollars, ($10.00) cash in hand paid, receipt of which is hereby acknowledged and of the covenants and agreements hereinafter contained on the part of lessee to be paid, kept and performed, as granted, demised, leased and let and by these presents does grant, demise, lease and let unto the said lessee, for the purpose of exploring by geophysical and other methods, mining and operating for oil (including but not limited to distillate and condensate), gas (including casing-head gas, coal bed methane gas, helium and all other constituents), and for laying pipelines, and building tanks, power stations and structures thereon, to produce, save and take care of said products, all  that certain tract of land together with any reversionary rights therein, situated in the County of Wagoner, State of Oklahoma, described as follows to-wit:

The Southeast Quarter (SE/4)

of Section Thirty-two (32), Township Eighteen (18) North, Range Fifteen (15) East, containing 160 acres, more or less.

It is agreed that this lease shall remain in force for a term of one (1) year from date above (hereinafter called primary term) and as long thereafter as oil or gas, or either of them, is produced from said land by the lessee.

In consideration of the premises the said lessee covenants and agrees:

1st.  To deliver to the credit of lessors free of cost, in the pipeline to which it may connect its wells, the 3/16ths part of all oil produced and saved from the leased premises.

2nd. To pay lessors for gas of whatsoever nature or kind (with all of its constituents) produced and sold or used off the lease premises, 3/16ths of the gross proceeds received for the gas sold or used off the lease premises, but in no event more than 3/16ths of the actual amount received by the lessee, said payments to be paid monthly.  During any period (whether before or after expiration of  the primary term hereof) when gas is not being so sold or used and the well or wells are shut in and there is no current production of oil or operations on said leased premises sufficient to keep this lease in force, lessee shall pay or tender a royalty of One Dollar ($1.00) per year per net royalty acre retained hereunder, such payment or tender to be made, on or before the anniversary date of this lease during the period such well is shut in, to the royalty owners.  When such payment or tender is made it will be considered that gas is being produced within the meaning of the entire lease.

3rd.  To pay the lessors for gas produced from any oil well and used off the premises, or for the manufacture of casing-head gasoline or dry commercial gas, 3/16ths of the gross proceeds, at the mouth of the well, received by lessee for the gas during the time such gas shall be used, said payments to be made monthly.

If the lessee shall commence to drill a well or commence reworking operations on an existing well within the term of this lease or any extension thereof, or on an acreage pooled therewith, the lessee shall have the right to drill such well to completion or complete reworking operations with reasonable diligence and dispatch, and if oil or gas, or either of them, be found in paying quantities, this lease shall continue and be in force with like effect as if such well had been completed within the term of years first mentioned.

Lessee is hereby granted the right at any time from time to time to unitize the leased premises or any portion or portions thereof, as to all strata, with any other lands as to all strata or stratum or strata, for the production primarily of oil or primarily of gas with or without distillate.  However, no unit for the production primarily of oil shall embrace more than 40 acres, or for the production primarily of gas with or without distillate more than 640 acres, provided that if any governmental regulation shall prescribe a spacing pattern for the development of the field or allocate a producing allowable based on acreage per well, then any such unit may embrace as much additional acreage as may be so prescribed or as may be used in such allocation of allowable.  Lessee shall file written unit designations in the county in which the leased premises are located.  Operations upon production from the unit shall be treated as if such operations were upon or such production were from the leased premises whether or not the well or wells are located thereon.  The entire acreage within a unit shall be treated for all purposes as if it were covered by and included in this lease except that the royalty on production from the unit shall be as below provided, and except that in calculating the amount of any shut in gas royalties, only the part of the acreage originally leased and then actually embraced by this lease shall be counted.  In respect to production from the unit, Lessee shall pay Lessors, in lieu of other royalties thereon, only such proportion of the royalties stipulated herein as the amount of his acreage placed in the unit, or his royalty interest therein on an acreage basis bears to the total acreage in the unit.

If said lessors own a less interest in the above described land than the entire and undivided fee simple estate therein, then the royalties herein provided shall be paid to the lessors only in the proportion which their interest bears to the whole and undivided fee.

Lessee shall have the right to use, free of cost, gas, oil and water produced on said land for its operations thereon, except water from wells of lessors.

When requested by the lessors, lessee shall bury pipe lines below plow depth.

No well shall be drilled nearer than 200 feet to the house or barn now on said premises, without the written consent of the lessors.

Lessors shall maintain roads in as good condition as currently exist.

Lessee shall pay for all damages caused by its operations to growing crops on said land.

Lessee shall have the right at any time to remove all machinery and fixtures placed on said premises, including the right to draw and remove casing.

If the estate of either party hereto is assigned, and the privilege of assigning in whole or part is expressly allowed, the covenants hereof shall extend to their heirs, executors, administrators, successors or assigns.  However, no change or division in the ownership of the land or royalties shall enlarge the obligations or diminish the rights of Lessee.  No change in the ownership of the land or royalties shall be binding on the lessee until after the lessee has been furnished with a written transfer or assignment or a true copy thereof which has been recorded in the appropriate County Clerk’s office.  In case lessee assigns this lease, in whole or in part, lessee shall be relieved of all obligations with respect to the assigned portion or portions arising subsequent to the date of assignment.

All express or implied covenants of this lease shall be subject to all Federal and State Laws, Executive Orders, Rules and Regulations, and this lease shall not be terminated, in whole or in part, nor lessee held liable in damages, for failure to comply herewith, if compliance is prevented by, or such failure is a result of any such Law, Order, Rule or Regulation.

This lease shall be effective as to each lessor on execution hereof as to his or her interest and shall be binding on those signing, not withstanding some of the lessors above named may not join in the execution hereof.  The word “Lessor” as used in this lease means the party or parties who execute this lease as Lessor, although not named above.

Lessee may at any time and from time to time surrender this lease as to any part or parts of the leased premises by delivering or mailing a release thereof to lessors, or by placing a release of record in the proper County.

Lessors hereby warrant and agree to defend the title to the lands herein described, and agrees that the lessee shall have the right at any time to redeem for lessors by payment any mortgages, taxes or other liens on the above described lands, in the event of default of payment by lessors, and be subrogated to the rights of the holder thereof.

Lessee agrees that it shall remove equipment and restore the surface of any wellsite which it deems unproductive.

IN TESTIMONY WHEREOF, we sign this __________ day of September, 2011.

BY: /s/ Daniel E. Simon
Daniel E. Simon

BY: /s/ Peggy June Simon
Peggy June Simon

(ACKNOWLEDGMENT PAGE FOLLOWS)

ACKNOWLEDGMENT

STATE OF OKLAHOMA	)
) ss
COUNTY OF WAGONER	)

Before me, the undersigned, a Notary Public, in and for said County and State, on this         day of September 2011, personally appeared Dan Simon,to me known to be the identical person who executed the within and foregoing instrument, and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my official signature and affix my official seal the day and year last above written.

__________________________________________
NOTARY PUBLIC

My Commission Expires: 7-16-13

My Commission No.: 09005861

ACKNOWLEDGMENT

STATE OF OKLAHOMA	)
) ss
COUNTY OF WAGONER	)

Before me, the undersigned, a Notary Public, in and for said County and State, on this        day of September 2011, personally appeared Peggy Simon,to me known to be the identical persons who executed the within and foregoing instrument, and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I hereunto set my official signature and affix my official seal the day and year last above written.

__________________________________________
NOTARY PUBLIC

My Commission Expires: 7-16-13

My Commission No.: 09005861